Exhibit 32.2
CERTIFICATION PURSUANT TO

SECTION 1350 OF CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE

I, Alicia Borst Derrah, the Vice President, Chief Financial Officer and principal financial officer of Man Investments (USA) Corp., the general partner of Man-AHL Diversified I L.P. (the “Partnership”), certify that (i) the Quarterly Report of the Partnership on Form 10-Q for the period ending March 31, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in such Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date:  May 17, 2010                                                                                        /s/ Alicia Borst Derrah
Alicia Borst Derrah
Vice President, Chief Financial Officer and Secretary